POWER OF ATTORNEY



BY THIS LIMITED POWER OF ATTORNEY, the undersigned hereby constitutes and appoints Julie A. Jenkins, Vice President of Wellington Management Company, llp, acting singly with full power to act, her true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments,certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of herself in her capacity as a Vice President of Wellington Management Company, llp, pursuant to Section 13 of the United States Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated or required, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed the 3rd day of March, 2004.





By:--//Cynthia M. Clarke//--
Name:  Cynthia M. Clarke
Title:     Vice President & General Counsel
Wellington Management Company, LLP